UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 16, 2021

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.
001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WEC ENERGY GROUP, INC.

ITEM 8.01 OTHER EVENTS.

On March 16, 2021, WEC Energy Group, Inc. (the “Company”) entered into an Underwriting Agreement covering the issue and sale by the Company of $600,000,000 aggregate principal amount of 0.80% Senior Notes due March 15, 2024 (the “Notes”). The Notes are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3, Registration No. 333-225349 (the “Registration Statement”). The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

1.1	Underwriting Agreement, dated March 16, 2021, among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to $600,000,000 aggregate principal amount of the Company’s 0.80% Senior Notes due March 15, 2024.

4.1	Securities Resolution No. 11 of the Company, effective as of March 16, 2021, under the Indenture for Debt Securities, dated as of March 15, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee.

5.1	Opinion of Joshua M. Erickson, Director — Legal Services — Corporate and Finance.

23.1	Consent of Joshua M. Erickson, Director — Legal Services — Corporate and Finance (included in Exhibit 5.1).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

Date: March 19, 2021	/s/ William J. Guc
William J. Guc — Vice President and Controller